Exhibit 2.1.2

Page 1 Delaware The First State I JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CALIBERCOS INC.”, FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF APRIL, A.D. 2020, AT 6:42 O’CLOCK P.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS. 6922115 8100 SR# 20202948718 You may verify this certificate online at corp.delaware.gov/authver.shtml Jeffrey W. Bullock, Secretary of State Authentication: 202788677 Date 04-17-20

SECOND CERTIFICATE OF AMENDMENT

TO THE SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CALIBERCOS INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

CaliberCos Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1.                   The name of this corporation is CaliberCos Inc. and that this corporation was originally incorporated pursuant to the DGCL on June 7, 2018 under the name CaliberCos Inc.

2.                   The Board of Directors of this corporation duly adopted resolutions proposing to amend certain provisions of the Second Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment dated January 2, 2020 (the “Certificate of Incorporation”) of this corporation in its entirety, declaring said amendments to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendments is as follows:

NOW, THEREFORE LET IT BE:

RESOLVED, that subject to the approval by the stockholders of the Corporation, the Amendment in the form attached hereto as Exhibit A is hereby adopted and approved;

3.                   Exhibit A referred to above is attached hereto as Exhibit A and is hereby incorporated herein by this reference. This Second Certificate of Amendment to the Certificate of Incorporation was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the DGCL.

4.                   This Second Certificate of Amendment to the Certificate of Incorporation, which amends certain provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Section 242 of the DGCL.

[Signature Page Follows]

IN WITNESS WHEREOF, CaliberCos Inc. has caused this Second Certificate of Amendment to be signed by the undersigned, the President and Secretary of CaliberCos Inc., as of April 17, 2020.

/s/ J. Chris Loeffler
J.Chris Loeffler, President

/s/ Jade Leung
Jade Leung, Secretary

EXHIBIT A

Article D, FOURTH, Section D5

Article D, FOURTH, Section D5 of the Certificate of Incorporation entitled “Redemption” is hereby amended and restated in its entirety to state as follows:

Reserved.

Article D, FOURTH, Section D6(a)

Article D, FOURTH, Section D6(a) of the Certificate of Incorporation entitled “Mandatory Conversion of Series A Preferred Stock” is hereby amended and restated in its entirety to state as follows:

(a)       Upon the determination by the Board of Directors of the Corporation that the value of the Class A Common Stock of the Corporation on a fully converted basis is at least $100 million, which determination must be supported by a valuation conducted by an independent audit firm, the Series A Preferred Stock will automatically be converted into the number of shares of Class A Common Stock into which such shares of Series A Preferred Stock would be converted on the date of such occurrence (the “Forced Conversion Date”), in accordance with Section 4 hereof.

Article D, FOURTH, Section D6(d)

Article D, FOURTH, Section D6(d) of the Certificate of Incorporation entitled “Mandatory Conversion of Series A Preferred Stock” is hereby amended and restated in its entirety to state as follows:

Reserved.

Article D, FOURTH, Section D6(e)

Article D, FOURTH, Section D6(e) of the Certificate of Incorporation entitled “Mandatory Conversion of Series A Preferred Stock” is hereby amended and restated in its entirety to state as follows:

Reserved.